Exhibit 21.01
MercadoLibre, Inc.
List of Subsidiaries
Parent company:
MercadoLibre, Inc.
Delaware, USA
Date of Incorporation: October 15, 1999
Subsidiaries:
MercadoLibre S.A. (Argentina)
Date of Incorporation: July 29, 1999
MercadoLibre S.A. de C.V. (Mexico)
Date of Incorporation: October 6, 1999
MercadoLivre.Com Atividades de Internet Ltda. (Brazil)
Date of Incorporation: October 6, 1999
MercadoLibre Chile Ltda. (Chile)
Date of Incorporation: January 20, 2000
MercadoLibre Colombia, S.A. (Colombia)
Date of Incorporation: February 7, 2000
MercadoLibre Venezuela S.A. (Venezuela)
Date of Incorporation: February 3, 2000
Ibazar.com Atividades de Internet Ltda. (Brazil)
Date of Incorporation: September 16, 1999
MercadoLibre ZonaAmerica S.A. (Uruguay)
Date of Incorporation: March 23, 2004
MercadoLibre Ecuador S.A. (Ecuador)
Date of Incorporation: July, 12, 2006
MercadoLibre Perú S.A. (Peru)
Date of Incorporation: January 26, 2000
Former name: Deremate.com del Peru SA
Hammer.com, LLC
Delaware, USA
Date of Incorporation: November 1, 2005
MercadoPago, LLC
Delaware, USA
Date of Incorporation: April 10, 2006

ListaPop, LLC
Delaware, USA
Date of Incorporation: April 20, 2007
Deremate.com de Mexico S.A. de C.V. (Mexico)
Date of Incorporation: November 9, 1999
Deremate.com de Uruguay S.A. (Uruguay)
Date of Incorporation: June 10, 1999
Deremate.com de Venezuela S.A. (Venezuela)
Date of Incorporation: February 17, 2000
Deremate.com de Venezuela S.A. (Colombian Branch) (Colombia)
Date of Incorporation: April 18, 2000
eBazar.com.br Ltda. (Brazil)
Date of Incorporation: February 12, 1999
MercadoPago.com Representações Ltda. (Brazil)
Date of Incorporation: December 22, 2008
MercadoPago Colombia S.A. (Colombia)
Date of Incorporation: October 31, 2006
MercadoPago S.A. (Chile)
Date of Incorporation: April 11, 2006
Servicios Administrativos y Comerciales, LLC (Delaware)
Date of Incorporation: October 11, 2007
PSGAC Prestadora de Servicios Gerenciales, Administrativos y Comerciales, S.A. de C.V (Mexico)
Date of Incorporation: November 12, 2007
Classifieds LLC (Delaware)
Date of Incorporation in Delaware: July 11, 2008
Former name: CMG Classified Media Group, Inc.
Former jurisdiction: Panama
Venecapital Group Inc. (Panama)
Date of Incorporation: December 2, 2003
Grupo Veneclasificados C.A. (Venezuela)
Date of Incorporation: March 11, 2003
Clasificados Internacionales S.A. (Panama)
Date of Incorporation: August 23, 2006
Colclasificados S.A. (Colombia)

Date of Incorporation: October 17, 2007
Clasificados Florida LLC (Florida)
Date of Incorporation: July 10, 2006
DeRemate.com de Argentina S.A.
Date of Incorporation: August 19, 1999
Former name: Etaskforce S.A.
DeRemate.com Chile S.A.
Date of Incorporation: January 24, 2000
Interactivos y Digitales México S.A. de C.V.
Date of Incorporation: February 6, 2007
Compañía de Negocios Interactiva de Colombia E.U.
Date of Incorporation: January 10, 2007